UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 5, 2013

FAB UNIVERSAL CORP.

(Exact name of registrant as specified in charter)

Colorado	001-33935	87-0609860
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address Of Principal Executive Offices) (Zip Code)

(412) 621-0902

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statement or a Related Audit Report of Completed Interim Review.

On December 5, 2013, the audit committee of the board of directors of FAB Universal Corp. (the “Company”) concluded that the Company’s unaudited interim consolidated financial statements as of June 30, 2013 and September 30, 2013, and for the quarters then ended (the “2013 Interim Financial Statements”) should no longer be relied upon.

As a result of the determination that one subsidiary of the Company’s variable interest entity (VIE), entered into a $16.3 million bond offering in China (the “China Bond Offering”) which was not reflected on the2013 Interim Financial Statements as a result of the failure to report such financing in accordance with the Company’s internal control over financial reporting procedures, the Audit Committee of the Company’s Board of Directors determined (following discussion with the Company’s independent accountants) that it was necessary to have the 2013 Interim Financial Statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013, to be restated to reflect the effects of the China Bond Offering.  While the Company is still in the process of preparing such restated unaudited interim financial statements, its preliminary estimates indicate that the effect of the error was to underreport net interest expense and net income by approximately $344,000 in the three month period ended June 30, 2013 and approximately $476,000 in the three month period ended September 30, 2013, resulting in an overstatement in net income per share of $0.02 for the three months ended June 30, 2013, $0.01 for the six months ended June 30, 2013; $0.02 per share for the three months ended September 30, 2013 and $0.04 per share for the nine months ended September 30, 2013.  The Company also estimates the restated unaudited interim financial statements will reflect an increase in cash of approximately $15.8 million, long term debt of approximately $16.3 million and deferred financing costs of approximately $459,000 and $419,000 as of the end of each respective period.  Each of the foregoing estimates is subject to the finalization of the restated unaudited interim financial statements, to which the Company directs investors for disclosure regarding the error and its impact on its results of operation and financial position.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

99.1

Press Release dated December 10, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2013

FAB UNIVERSAL CORP.

By:  /s/Christopher J. Spencer

Name:  Christopher J. Spencer

Title:    CEO and President